Exhibit 99.2

PENNSYLVANIA-AMERICAN WATER COMPANY
RATE CASE FACT SHEET
December 7, 2017

Annual Rate Increase:	$62M
Overall Rate Increase %:	9.4%
Effective Date:	January 1, 2018
Rate Base:	$3.2B (1)
Rate of Return:

	Ratio	Cost Rate	Weighted Cost Rate
Long Term Debt	46.09%	5.13%	2.36%
Preferred Stock	0.16%	8.66%	0.01%
Common Equity	53.75%	10.0% (1)	5.38%
Total	100.00%		7.75%

Note 1) Represents the Company’s interpretation of Rate Base and Return on Equity based on a Black Box Settlement that does not specifically identify these amounts.